Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Blue Chip Value Fund, and Fidelity Dividend Growth Fund, of our reports dated September 8, 2006; Fidelity International Real Estate Fund, and Fidelity Growth & Income Portfolio, of our reports dated September 12, 2006; Fidelity Leveraged Company Stock Fund, of our report dated September 13, 2006 on the financial statements and financial highlights included in the July 31, 2006 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2006